Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148334) of Thermo Fisher Scientific Inc. of our report dated June 21, 2013 relating to the financial statements of Fisher Hamilton L.L.C. Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 21, 2013